SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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Tag-It Pacific, Inc.
(Name of Registrant as Specified In Its Charter)

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TAG-IT PACIFIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	12:00 noon Pacific Daylight Time on June 14, 2005
PLACE	Warner Center Marriott Hotel at 21850 Oxnard Street, Woodland Hills, California 91367.
ITEMS OF BUSINESS
(1)    To elect two Class II members of the Board of Directors for three-year terms. The persons nominated by our Board of Directors (Messrs. Jonathan Burstein and Michael Katz) are described in the accompanying Proxy Statement; and
(2) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE	You can vote if you were a stockholder of the Company at the close of business on April 18, 2005.
PROXY VOTING
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.

Woodland Hills, California
April 22, 2005

/s/ August DeLuca August DeLuca Chief Financial Officer

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

TAG-IT PACIFIC, INC.
21900 BURBANK BOULEVARD, SUITE 270,
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT

        These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Tag-It Pacific, Inc., a Delaware corporation (“Tag-It,” the “Company”, “we”, or “us”), of Proxies to be voted at our 2005 Annual Meeting of stockholders and at any adjournments or postponements.

        You are invited to attend our Annual Meeting of stockholders on June 14, 2005, beginning at 12:00 noon Pacific Daylight Time. The meeting will be held at the Warner Center Marriott Hotel at 21850 Oxnard Street, Woodland Hills, California 91367.

Stockholders Entitled to Vote.

        Holders of Tag-It common stock at the close of business on April 18, 2005 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of April 18, 2005, there were 18,241,045 shares of common stock outstanding.

Mailing of Proxy Statements.

        We anticipate mailing this Proxy Statement and the accompanying Proxy to stockholders on or about May 15, 2005.

Proxies.

        Your vote is important. If your shares are registered in your name, you are a shareowner of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareowners can vote by written Proxy card. Your submitting the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a share owner of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

Quorum.

        The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

Voting.

        Each share of Tag-It common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

Election of Directors.

        The two nominees for Class II director receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Other Matters.

        At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

        In the event a shareholder proposal was not submitted to the Company prior to the date of this Proxy Statement, the enclosed Proxy will confer authority on the Proxy holders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no shareholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors’ nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:      ELECTION OF DIRECTORS

        Item 1 is the election of two members of the Board of Directors. In accordance with our Certificate of Incorporation, the Board of Directors is grouped into three classes. At each Annual Meeting, directors constituting one class are elected, each for a three-year term. Our bylaws presently provide that the number of directors shall not be less than two nor more than nine, with the exact number to be fixed from time to time by resolution of our Board of Directors. The number of directors is currently fixed at eight.

        The Class II directors whose terms expire at the 2005 Annual Meeting are Jonathan Burstein and Michael Katz. The Board of Directors has nominated Jonathan Burstein and Michael Katz to serve as Class II directors for terms expiring in 2008. The Class I directors are serving terms that expire in 2007, and the Class III directors are serving terms that expire in 2006. Two Class II directors will be elected at the Annual Meeting. There is currently one vacancy in the Class II directors, and after the Annual Meeting there will continue to be one vacancy in the Class II directors.

        Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

        The Board of Directors proposes the election of the following nominees as Class II directors:

Jonathan Burstein
Michael Katz

        If elected, Jonathan Burstein and Michael Katz are expected to serve until the 2008 Annual Meeting of stockholders. The two nominees for election as Class II directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

        The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

        The Board of Directors Unanimously Recommends a Vote “FOR” the Election of the Nominees Listed Above.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth information with respect to nominees, continuing directors and officers of the Company as of April 18, 2005:

Name	Age	Year First Elected or Appointed Director	Position
Class II Director Nominees (1): (terms expiring in 2008)
Michael Katz	63	1998	Director
Jonathan Burstein (2)	38	1999	Vice President of Operations, Secretary and Director
Continuing Directors: Class I Directors: (terms expiring in 2007)
Kevin Bermeister	44	1999	Director
Brent Cohen	46	1998	Director
Class III Directors (1): (terms expiring in 2006)
Mark Dyne (3)	44	1997	Chairman of the Board of Directors
Colin Dyne (3)	42	1997	Chief Executive Officer, President and Director
Other Executive Officers:
August Deluca	61		Chief Financial Officer

    (1)        There is currently a vacancy in the Class II and Class III directors.

    (2)        Jonathan Burstein is Colin Dyne’s and Mark Dyne’s brother-in-law.

    (3)        Colin Dyne and Mark Dyne are brothers.

Class II Director Nominees: Terms Expiring In 2008

Michael Katz	Mr. Katz has served on our Board of Directors since 1998. Mr. Katz has served as President, Chief Operating Officer and director of Transducer Controls Corporation, a manufacturer of position and pressure transducers, from 1987 to the present. From 1987 to June 2002, Mr. Katz also served as President, Chie Operating Officer and director of Tedea-Huntleigh, Inc., a manufacturer of load-cells and force-transducers. Since 1999, Mr. Katz has also served as Chairman of Lebow Products, a manufacturer of torque-transducers. On April 20, 2005, Mr. Katz was nominated the Chairman of Global Wire, Inc., a copper wire manufacturer. Mr. Katz holds an MBA and Bachelor of Science degree in mechanical engineering.

Member: Audit and Nominating Committees
Jonathan Burstein
Mr. Burstein has served as our Vice President of Operations since 1999 and has served on our Board of Directors since 1999. During this period, Mr. Burstein has been responsible for many of the internal operations of the Company, including logistics, purchasing and managing key customer relationships. From 1987 until 1999, Mr. Burstein has been responsible for managing many of our largest customer accounts. Mr. Burstein has served as our Secretary beginning November 2004.

Class I Directors: Terms Expiring In 2007

Kevin Bermeister	Mr. Bermeister has served on our Board of Directors since 1999. He has been a director of Brilliant Digital Entertainment, Inc. (OTCBB: BDEI) since August 1996 and has served as its President since October 1996 and as its Chief Executive Officer since the beginning of 2001. Mr. Bermeister is a director of Sega Ozisoft Pty. Ltd. and previously served as its Co-Chief Executive Officer. Mr. Bermeister is a founder of Sega Ozisoft which commenced business in 1982. Mr. Bermeister also is a director of Packard Bell NEC Australia Pty. Ltd. and Jacfun Pty. Ltd. Jacfun owns the Darling Harbour property occupied by the Sega World indoor theme park in Sydney, Australia. Mr. Bermeister has served on numerous advisory boards, including Virgin Interactive Entertainment Ltd.

Member: Compensation and Nominating Committees
Brent Cohen
Mr. Cohen has served on the Board of Directors since 1998. Mr. Cohen served as President and Chief Operating Officer and was a member of the Board of Directors of First Advantage Corporation (formed by the merger of US Search and First American Financial screening companies) until June 2003. Mr. Cohen served as Chairman of the Board, President and Chief Executive Officer of US Search from February 2000 until June 2003. From July 1987 through October 1998, Mr. Cohen held senior management positions with Packard Bell NEC (formerly Packard Bell Electronics), including Chief Operating Officer, Chief Financial Officer and President--Consumer and International. Subsequently, Mr. Cohen served on the board of advisors and directors of several companies from October 1998 through January 2000. From January 1980 through December 1982 and from January 1985 through June 1987 Mr. Cohen held various management positions in both the management consulting and auditing practice of Arthur Young & Company (now Ernst & Young). Mr. Cohen holds a Bachelor of Commerce degree, a Graduate Diploma in Accounting and an MBA from the University of Cape Town in South Africa. He is also a chartered accountant.

Member: Compensation, Nominating and Governance Committees

Class III Director: Terms Expiring In 2006

Mark Dyne	Mr. Dyne has served as Chairman of the Board of Directors since 1997. He also serves as Chairman of the Board of Directors of Brilliant Digital Entertainment, Inc. (OTCBB: BDEI). Mr. Dyne currently serves as the Chief Executive Officer and the Managing Director of EuroPlay Capital Advisors, LLC, a merchant banking and advisory firm. He is a founder and former director of Sega Ozisoft Pty Ltd., a leading distributor of entertainment software in both Australia and New Zealand. Mr. Dyne previously served as Chairman and Chief Executive Officer of Sega Gaming Technology Inc. (USA), a gaming company. Mr. Dyne also served as Chairman and Chief Executive Officer of Virgin Interactive Entertainment Ltd., a distributor of computer software programs and video games based in London, England. Mr. Dyne was a founder and director of Packard Bell NEC Australia Pty. Ltd., a manufacturer and distributor of personal computers through the Australian mass merchant channel.

Member: Governance Committee
Colin Dyne
Mr. Dyne founded Tag-It, Inc., one of our subsidiaries, in 1991 with his father, Harold Dyne, and has served as our President since inception and as our Chief Executive Officer since 1997. Before founding Tag-It, Inc. in 1991 Mr. Dyne worked in numerous positions within the stationery products industry including owning and operating retail stationery businesses and servicing the larger commercial products industry through contract stationery and printing operations. Mr. Dyne is the brother of Mark Dyne.

Other Executive Officers

August DeLuca	Mr. Deluca joined the Company in February 2005 and became the Chief Financial Officer in April 2005. From November 1999, Mr. DeLuca served as Executive Vice President and Chief Financial Officer of Kistler Aerospace Corporation, a pre-revenue high technology aerospace company. Prior to joining Kistler Aerospace Corporation, Mr. Deluca spent 11 years as Chief Financial Officer and Vice President of Finance for a $320 million publicly held company serving the automotive, industrial, consumer and construction markets. Mr. Deluca has a bachelor's degree in engineering and mathematics from the University of Michigan, a Master's degree from the University of Southern California and an MBA (Finance/Accounting) from the University of Washington. He has completed the Advanced Management Program from the Harvard Business School.

Board Meetings and Committees.

        The Board of Directors held six general meetings during fiscal 2004. The Board of Directors also acted three times by unanimous written consent during fiscal 2004. Each current director attended at least 75% of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2004, with the exception of Jonathan Burstein who attended 67% of the Board of Director meetings. While the Company has not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of shareholders. The Board of Directors maintains an audit committee, a compensation committee, a nominating committee and a governance committee.

        Audit Committee. The audit committee currently consists of Mr. Katz. The role and responsibilities of the audit committee are set forth in a written charter adopted by the Board and approved by the committee. The audit committee approves the engagement of the independent registered public accounting firm, reviews the scope of the audit to be conducted by the independent registered public accounting firm and meets quarterly with the independent registered public accounting firm and our Chief Financial Officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls. The audit committee reports its recommendations as to the approval of our financial statements to the Board of Directors. All audit committee members are independent directors as defined in the listing standards of the American Stock Exchange (“AMEX”). The audit committee held seven meetings during fiscal 2004. The audit committee operates pursuant to a written charter.

        Mr. Katz meets the AMEX financial knowledge requirements, and the Board of Directors has further determined that Mr. Katz (i) is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and (ii) also meets the AMEX professional experience requirements.

        Compensation Committee. The compensation committee currently consists of Messrs. Bermeister and Cohen. The compensation committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option plan and executive incentive compensation. The compensation committee held five meetings during fiscal 2004. The compensation committee acted one time by unanimous written consent during fiscal 2004.

        Nominating Committee. The nominating committee currently consists of Messrs. Bermeister, Cohen and Katz. The nominating committee is responsible for considering and approving nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates, and related matters. The nominating committee was established in February 2004 and did not hold any meetings during fiscal 2004. The members of the nominating committee are all independent directors within the meaning of applicable AMEX listing standards. The nominating committee operates pursuant to a written charter.

        In carrying out its function to nominate candidates for election to the Board of Directors, the nominating committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board of Directors at that point in time. The nominating committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in board activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in the nominating committee’s judgment, interfere with or limit such candidate’s ability to do so. The nominating committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board of Directors.

        The nominating committee’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources–members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. The nominating committee may also from time to time retain one or more third-party search firms to identify suitable candidates.

        A Tag-It stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and include (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) directorships currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

        Governance Committee. The Governance Committee currently consists of Messrs. Mark Dyne and Cohen. The governance committee’s primary purpose is to review and make recommendations regarding the functioning of the Board of Directors as an entity, recommend corporate governance principles applicable to the Company and assist the Board of Directors in its reviews of the performance of the Board and each committee.

Director Compensation.

        We currently pay nonemployee directors $1,500 for their personal attendance at any meeting of the Board of Directors and $500 for attendance at any telephonic meeting of the Board of Directors or at any meeting of a committee of the Board of Directors. We also pay non-employee directors an annual fee of $25,000 and a committee fee of $10,000. Non-employee directors, Mr. Mark Dyne, Messrs. Bermeister, Cohen and Katz, received 25,000 options each to purchase shares of the Company’s common stock in March 2005 and $35,000 each in payment for service on the Board of directors and committees of the Board of directors for fiscal 2004. We also reimburse directors for their reasonable travel expenses incurred in attending board or committee meetings.

Compensation Committee Interlocks and Insider Participation.

        As of December 31, 2004, we were indebted to Monto Holdings Pty. Ltd. in the aggregate amount of $60,919, plus accrued interest of $93,306. Kevin Bermeister, a member of the compensation committee of our Board of Directors, holds an equity interest in Monto Holdings Pty. Ltd. The loans from Monto Holdings Pty. Ltd. are all evidenced by promissory notes and are due and payable on the fifteenth day following the date on which the holder of the promissory note makes written demand for payment.

Code of Ethics.

        We have adopted a Code of Ethical Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to our other employees and directors generally.  A copy of our Code of Ethical Conduct was filed as an exhibit to our Annual Report on Form 10-K.

Stockholder Communications with the Board of Directors.

        Our Board of Directors has adopted three methods by which our stockholders may communicate with the Board regarding matters of substantial importance to the Company. These methods are as follows:

    1.        Procedures for Submission of Communications Regarding Audit and Accounting Matters. Pursuant to the duties and responsibilities delegated to the Audit Committee of our Board of Directors in its Audit Committee Charter, our Audit Committee adopted procedures for (a) the receipt, retention, and treatment of communications received by us regarding accounting, internal accounting controls, or auditing matters; and (b) the submission by our employees, on a confidential and anonymous basis, of communications regarding questionable accounting or auditing matters. These procedures allow any person to submit a good faith communication regarding these various audit, internal accounting control and accounting matters to the Audit Committee, or to our management, and any employee to do so on a confidential and anonymous basis, without fear of dismissal or retaliation of any kind. Ultimately, the Audit Committee will oversee treatment of communications in this area, and therefore any submissions would be reviewed by those members of the Board of Directors serving on the Audit Committee. The Audit Committee also may submit such communications to the Board of Directors for review and oversight as well. The Procedures for Submission of Audit and Accounting Matters can be found on this website at www.tagitpacific.com.

    2.        Code of Ethical Conduct. Our Code of Ethical Conduct, a copy of which was filed as an exhibit to our Annual Report on Form 10-K, identifies the e-mail address of our Chief Financial Officer and a mailing address of the Audit Committee of our Board of Directors. This allows individuals to contact those Board members in connection with matters concerning the code and our company’s overall ethical values and standards.

    3.        Investor Relations. Our investor relations manager, August DeLuca, addresses all of our investor relations matters. Stockholders are free to contact Mr. DeLuca at info@tagitpacific.com, or our Investor Relations Department, at 818-444-4100. Mr. DeLuca determines whether inquiries or other communications with respect to investor relations should be relayed to our Board of Directors or to management. Typical communications relayed to our Board of Directors or management involve stockholder proposal matters, audit and accounting matters addressed in item 1 above, and matters related to our code of ethical conduct addressed in item 2 above.

        Each director on our Board of Directors is encouraged to attend our annual meeting of stockholders. All of our directors attended our 2004 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table.

        The following table sets forth, as to the Chief Executive Officer, and as to each of the other most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year Ended December 31	Salary	Other (1)	Number of Securities Underlying Options
Colin Dyne	2004	$450,594	$46,535	--
Chief Executive Officer, President	2003	452,397	43,602	100,000
and Director	2002	438,305	44,078

Jonathan Burstein	2004	$244,950	$14,804	--
Vice President of Operations and	2003	246,079	17,409	35,000
Director	2002	197,980	9,297	25,000

Jonathan Markiles (2)	2004	$164,492	$--	--
Vice President of Strategic Planning	2003	200,000	--	--
and Business Development and	2002	200,000	--	--
Secretary

(1)	Certain of the named executive officers receive personal benefits in addition to salary and cash bonuses, including car allowances and expenses.

(2)	As of August 31, 2004, Jonathan Markiles resigned from the Company and as an officer of the Company.

Option Grants In Fiscal 2004.

        There were no stock options granted to the Named Executive Officers during the year ended December 31, 2004.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values.

        The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the underlying securities on the American Stock Exchange ($4.50 per share) on December 31, 2004, the last trading day during 2004, as reported by the American Stock Exchange.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004
Name	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Colin Dyne	—	$—	535,000	—	$304,688	$—
Jonathan Burstein	—	—	175,000	—	188,150	—
Jonathan Markiles (1)	20,000	43,600	—	—	—	—

    (1)        In addition to the options exercised above, Mr. Markiles acquired 39,235 shares upon exercise of warrants for a total value realized of $108,524.

Employment Contracts.

        None of the Named Executive Officers have employment agreements with the Company and their employment may be terminated at any time.

Stock Incentive Plan.

        The Company adopted the Tag-It Pacific, Inc. 1997 Stock Plan (the "1997 Plan") in October 1997. The purpose of the 1997 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of the Company or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company’s stockholders. Currently, the maximum number of shares of common stock that may be issued pursuant to awards granted under the 1997 Plan is 2,577,500, subject to certain adjustments to prevent dilution. Any shares of common stock subject to an award which for any reason expires or terminates unexercised are again available for issuance under the 1997 Plan.

        The 1997 Plan authorizes its administrator to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of (1) shares of common stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the common stock, or (3) any other security or benefit with a value derived from the value of the common stock. Any stock option granted may be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified stock option. The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 1997 Plan, the Compensation Committee will have full and final authority to select the executives and other employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto. No participant may receive awards representing more than 25% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 1997 Plan.

        As of December 31, 2004, 1,335,500 shares of common stock remained available for grant of awards to eligible participants under the 1997 Plan.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2004 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans
approved by security holders	1,742,000	$3.53	1,335,500
Equity compensation plans not
approved by security holders	1,578,973	$4.35	-

Total	3,320,973	$3.92	1,335,500

        Warrants issued pursuant to equity compensation plans not approved by security holders are summarized as follows:

o	172,500 warrants issued for services in 2003, are exercisable at $5.06 per share and expire in May 2008.

o	30,000 warrants issued for services in 2004, are exercisable at $4.29 per share and expire in July 2007.

o	171,235 warrants issued in conjunction with a private placement transaction in 2004, are exercisable at $3.65 per share and expire in November 2009.

o	215,754 warrants issued for services in 2004, are exercisable at $3.65 per share and expire in November 2009.

o	572,818 warrants issued for services in 2003, are exercisable at $4.74 per share and expire in December 2008.

o	133,333 warrants issued in conjunction with private placement transaction in 2001 and 2002, are exercisable at $4.34 per share and expire at various date through February 2007.

o	133,333 warrants issued in conjunction with private placement transaction in 2001 and 2002, are exercisable at $4.73 per share and expire at various date through February 2007.

o	150,000 warrants issued in conjunction with private placement transaction in 2001 and 2002, are exercisable at $3.50 per share and expire at various date through February 2007.

        Each of the above plans provides that the number of shares with respect to which options and warrants may be granted, and the number of shares of Common Stock subject to an outstanding option or warrant, shall be proportionately adjusted in the event of a subdivisions or consolidation of shares or the payment of a stock dividend on Common Stock.

REPORT OF COMPENSATION COMMITTEE

        The Compensation Committee is charged with the responsibility of administering all aspects of the Company’s executive compensation programs. The committee, which currently is comprised of two independent, non-employee directors, also grants all stock options and otherwise administers the 1997 Plan. In connection with its deliberations, the committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

        Total Compensation.  It is the philosophy of the committee that executive compensation should be structured to provide an appropriate relationship between executive compensation and performance of the Company and the share price of the common stock, as well as to attract, motivate and retain executives of outstanding abilities and experience. The principal elements of total compensation paid to executives of the Company are as follows:

        Base Salary.  Base salaries are negotiated at the commencement of an executive’s employment with the Company, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company. Base salaries may be annually adjusted in the sole discretion of the committee to reflect changes in any of the foregoing factors.

        Stock Incentive Plan Options and Awards.  Under the 1997 Plan, the committee is authorized to grant any type of award which might involve the issuance of shares of common stock, options, warrants, convertible securities, stock appreciation rights or similar rights or any other securities or benefits with a value derived from the value of the common stock. The number of options granted to an individual is based upon a number of factors, including his or her position, salary and performance, and the overall performance and stock price of the Company.

        Annual Incentives.  The committee believes that executive compensation should be determined with specific reference to the Company’s overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. In this regard, the committee considers both quantitative and qualitative factors. Quantitative items used by the committee in analyzing the Company’s performance include sales and sales growth, results of operations and an analysis of actual levels of operating results and sales to budgeted amounts. Qualitative factors include the committee’s assessment of such matters as the enhancement of the Company’s image and reputation, expansion into new markets, and the development and success of new strategic relationships and new marketing opportunities.

        Determination of Chief Executive Officer’s Compensation.  The committee believes that the Chief Executive Officer’s compensation should be determined with specific reference to the Company’s overall performance and goals applying the same quantitative and qualitative factors with which it determines the annual incentives of its other executive officers. The committee set the base salary for the Chief Executive Officer for the fiscal year 2004 at a level which is designed to provide the Chief Executive Officer with a salary which is competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with the Chief Executive Officer's experience.

        Omnibus Budget Reconciliation Act Implications for Executive Compensation. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

        All compensation paid to the Company’s employees in fiscal 2004 will be fully deductible. With respect to compensation to be paid to executives in 2005 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Compensation Committee: Kevin Bermeister Brent Cohen

AUDIT RELATED MATTERS

Report of Audit Committee.

        The audit committee of the Board of Directors, which consists of one independent director, as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange, has furnished the report set forth below:

        The audit committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the audit committee are set forth in a written charter adopted by the Board. The audit committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

        The audit committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2004, the audit committee:

–	Reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management and BDO Seidman, LLP ("BDO"), the Company’s independent registered public accounting firm;

–	Discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

–	Received written disclosures and a letter from BDO regarding its independence as required by Independence Standards Board Standard No. 1. The audit committee discussed with BDO their independence; and

–	Based on its review of the audited financial statements and discussions with management and BDO, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

        The audit committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Audit Committee: Michael Katz

Services Provided by the Independent Auditors.

        The audit committee of our Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. Accordingly, the audit committee has appointed BDO Seidman, LLP to perform audit and other services for the Company and its subsidiaries.

        Audit Fees - The aggregate fees billed by BDO Seidman for professional services rendered for the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q or services that are normally provided in connection with statutory and regulatory filings, were $122,500 for fiscal year 2004 and $120,500 for fiscal year 2003.

        Audit-Related Fees - The aggregate fees billed by BDO Seidman for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements (other than those reported above) for fiscal years 2004 and 2003 were $5,000 and $16,604, respectively.

        Tax Fees - The aggregate fees billed by BDO Seidman for professional services rendered for tax compliance, tax advice and tax planning were $37,025 and $36,918 for fiscal years 2004 and 2003.

        All Other Fees - There were no fees billed by BDO Seidman for services rendered to the Company other than the services described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees."

        The audit committee approved all of the foregoing services provided by BDO Seidman LLP.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors.

        The audit committee has established a general policy requiring it’s pre-approval of all audit services and permissible non-audit services provided by the independent auditors, along with the associated fees for those services. For both types of pre-approval, the audit committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent auditors and the Company, (ii) would place the independent auditors in the position of auditing its own work, (iii) would result in the independent auditors acting in the role of management or as an employee of the Company, or (iv) would place the independent auditors in a position of acting as an advocate for the Company. Additionally, the audit committee considers whether the independent auditors are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditors’ familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent auditors would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us.

PERFORMANCE GRAPH

        The following graph sets forth the percentage change in cumulative total stockholder return of the common stock of the Company during the period from December 31, 1999 to December 31, 2004, compared with the cumulative returns of the American Stock Exchange Market Value (U.S. & Foreign) Index and The Dow Jones US Clothing & Accessories Index. The comparison assumes $100 was invested on December 31, 1999 in the common stock of the Company and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	Cumulative Total Return
	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004
Tag-It Pacific, Inc.	100.00	72.23	70.22	64.53	79.82	80.00
AMEX Market Value (U.S. &
Foreign)	100.00	130.14	137.33	146.61	191.55	227.57
Dow Jones US Textiles & Apparel	100.00	111.71	121.07	122.41	153.09	180.88

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

        Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or senior officers of the Company, nor any stockholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2004, or which is presently proposed.

Transactions involving our officers, directors, or their immediate family and affiliates.

        Pursuant to a consulting agreement, we paid $150,000 in consulting fees to Diversified Consulting, LLC, a company owned by Audrey Dyne, mother of Colin Dyne and Mark Dyne, for the year ended December 31, 2004. We also paid $40,700 and $57,375 in consulting fees to Kevin Bermeister and Brent Cohen, directors, for the year ended December 31, 2004. In addition, we paid $211,000 in transportation fees to a company owned in part by Mark Dyne and Colin Dyne, our Chairman and Chief Executive Officer, during the year ended December 31, 2004.

        As of December 31, 2004, we were indebted to Monto Holdings Pty. Ltd. in the aggregate amount of $60,919, plus accrued interest of $93,306. Mark Dyne, our Chairman, holds a significant equity interest in Monto Holdings Pty. Ltd. Kevin Bermeister, one of our directors, also holds an equity interest in Monto Holdings Pty. Ltd. The loans from Monto Holdings Pty. Ltd. are all evidenced by promissory notes and are due and payable on the fifteenth day following the date on which the holder of the promissory note makes written demand for payment.

        Mark Dyne loaned us $160,000 in August 1999 and $15,000 in January 1999. This indebtedness is evidenced by unsecured promissory notes, dated August 17, 1999 and January 31, 1999, which are due and payable on demand and bear interest at a rate of 7.0% and 7.5% per annum. During the year ended December 31, 2000, we repaid $95,205 to Mr. Dyne. In October 2000, Mark Dyne further loaned us $500,000. This indebtedness is evidenced by a convertible secured subordinated promissory note, dated October 4, 2000, which is due and payable on demand, bears interest at a rate of 11.0% per annum and convertible at the election of the holder into our common stock at a price of $4.50 per share. At December 31, 2004, we were indebted to Mr. Dyne in the aggregate amount of $579,795, plus accrued interest of $273,594.

        As of December 31, 2004, Colin Dyne was indebted to Tag-It, Inc. as part of a series of loans in the aggregate amount of $741,475, including accrued interest. A portion of this indebtedness is evidenced by a promissory note, dated August 31, 1997, in the principal amount of $71,542 and a promissory note, dated October 15, 1997, in the principal amount of $6,089. Both promissory notes are due and payable on demand and bear interest at a rate of 7.5% per annum. The remaining indebtedness is due and payable on demand and bears interest at 8.5% and prime. In addition to these two promissory notes, Colin Dyne loaned the Company $185,000 in December 2000. The note payable is unsecured, bears interest at a rate of 7.5% and is due on demand. The aggregate net amount due from Mr. Dyne at December 31, 2004 amounted to $481,550.

Transactions involving strategic relationships with customers and suppliers.

        In October 1998, KG Investment, LLC, a Los Angeles-based private investment company, purchased 2,390,000 restricted shares of our common stock for an aggregate price of $2,688,750. KG Investment, LLC is affiliated with our former major customer, Tarrant Apparel Group and its affiliate, because the owners of KG Investment, LLC are Gerard Guez, Chairman of the Board and Chief Executive Officer and a significant stockholder of Tarrant Apparel Group, and Todd Kay, Vice Chairman of the Board and a significant stockholder of Tarrant Apparel Group. KG Investment, LLC agreed not to dispose of its shares of common stock before October 16, 2000, except to affiliated parties, without our prior written consent. KG Investment, LLC also agreed to certain additional restrictions on transfer and voting of the shares it purchased and has been granted piggyback registration rights. KG Investment, LLC subsequently transferred its shares to Gerard Guez and Todd Kay. As of April 18, 2005, Todd Kay owned 5.5% of our common stock or 1,003,500 shares.

        Commencing in December 1998, we began to provide trim products to Tarrant for its operations in Mexico. In connection therewith, we purchased $2.25 million of Tarrant’s existing inventory in December 1998 for resale to Tarrant. We have terminated our supply relationship with Tarrant. In December 2004, we wrote-off the remaining obligations due from Tarrant.

        On December 22, 2000, we entered into an exclusive supply agreement with Azteca Production International, Inc., AZT International SA D RL, and Commerce Investment Group, LLC. Pursuant to this supply agreement we provide all trim-related products for certain programs manufactured by Azteca Production International. The agreement provides for a minimum aggregate total of $10,000,000 in annual purchases by Azteca Production International and its affiliates during each year of the three-year term of the agreement, if and to the extent, we are able to provide trim products on a basis that is competitive in terms of price and quality. Under the terms of the supply agreement, we issued 1,000,000 shares of restricted common stock to Commerce Investment Group, LLC. The shares of restricted stock were issued at the market price of our stock at the time of issuance. As a result of the sale of its ownership in our common stock, Azteca Production International is no longer considered a related party customer for the year ended December 31, 2004.

        Total sales to Tarrant and Azteca and their affiliates for the years ended December 31, 2004 amounted to approximately $6,784,000. As of December 31, 2004, accounts receivable included approximately $6,596,000 due from Azteca and its affiliates. As of December 31, 2004, accounts receivable, related party included $4.5 million due from Tarrant's affiliate, Untied Apparel Ventures. Terms are net 60 days. Transportation fees paid to a company that has common ownership with Azteca for the year ended December 31, 2004 amounted to $200,000.

        In accordance with the series C preferred stock purchase agreement entered into by the Company and Coats North America Consolidated, Inc., an affiliate of Coats, plc, on September 20, 2001, 759,494 shares of series C convertible redeemable preferred stock were issued to Coats North America Consolidated, Inc. in exchange for an equity investment from Coats North America Consolidated of $3 million cash. Pursuant to the series C preferred stock purchase agreement, and for so long as Coats held 66 2/3% of the shares of the series C preferred stock, we agreed to use commercially reasonable efforts to cause a representative designated by Coats to be nominated to serve as a director of our company. In connection with the series C preferred stock purchase agreement, we also entered into a 10-year co-marketing and supply agreement with Coats that provides for selected introductions into Coats’ customer base and our trim packages will exclusively offer thread manufactured by Coats. Total purchases from Coats for the year ended December 31, 2004 amounted to approximately $7,764,000. On February 25, 2004, the holders of the series C preferred stock converted all 759,494 shares of Series C Preferred Stock, plus $458,707 of accrued dividends, into 700,144 shares of our common stock. The shares were subsequently sold to an unrelated party.

PRINCIPAL STOCKHOLDERS

        The following table presents information regarding the beneficial ownership of our common stock as of April 18, 2005:

o	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

o	each of our directors;

o	the Named Executive Officers; and

o	all of our directors and executive officers as a group

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at April 18, 2005. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

        The address of each person listed is in our care, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, unless otherwise set forth below such person’s name.

Name of Beneficial Owner	Number of Shares	Percent of Class
Directors:
Colin Dyne (1)	1,192,580	6.4%
Mark Dyne (2)	1,125,512	6.0%
Jonathan Burstein (3)	270,788	1.5%
Kevin Bermeister (4)	202,117	1.1%
Brent Cohen (5)	95,000	*
Michael Katz (6)	75,000	*
5% Holders:
Todd Kay
3151 East Washington Blvd
Los Angeles, CA 90023	1,003,500	5.5%
Harris Toibb
307 21st Street
Santa Monica, CA 90402 (7)	1,290,498	6.9%
The Pinnacle Fund, L.P.
4965 Preston Park Blvd., Suite 240
Plano, Texas 75093 (8)(9)	2,907,590	15.0%
Southwell Partners, L.P.
1901 North Akard, 2nd Floor
Dallas, TX 75201 (9)(10)	1,949,316	10.2%
Directors and executive officers
as a group (7 persons) (11)	2,960,997	15.0%
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* Less than one percent.

(1)	Includes 535,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.

(2)	Includes 293,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable, 83,334 shares of common stock reserved for issuance upon exercise of warrants which are currently exercisable and 111,111 shares of common stock reserved for issuance upon conversion of debt which is currently convertible.

(3)	Includes 175,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.

(4)	Includes 90,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.

(5)	Consists of 95,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.

(6)	Consists of 75,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.

(7)	Includes 333,332 shares of common stock reserved for issuance upon exercise of warrants which are currently exercisable.

(8)	Includes 1,095,890 shares of common stock reserved for issuance upon conversion of convertible promissory notes which are currently convertible.

(9)	Pursuant to the terms of convertible promissory notes and warrants held by The Pinnacle Fund, L.P. and Southwell Partners, L.P., the maximum number of shares that may be acquired by the stockholder upon any exercise of its warrant or conversion of its promissory note is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by the stockholder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the selling stockholder for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of our common stock then outstanding. The shares of common stock and percentage ownership listed in this table do not reflect these contractual limitations on such stockholders’ ability to acquire common shares upon exercise of its warrant or conversion of its promissory note.

(10)	Includes 904,110 shares of common stock reserved for issuance upon conversion of convertible promissory notes and 45,206 shares of common stock reserved for issuance upon exercise of warrants which are currently exercisable.

(11)	Includes 1,263,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable, 111,111 shares of common stock reserved for issuance upon conversion of debt which is currently convertible and 83,334 shares of common stock reserved for issuance upon exercise of warrants which currently are exercisable.

        The information as to shares beneficially owned has been individually furnished by the respective directors, named executive officers, and other stockholders of the company, or taken from documents filed with the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2004, all of the Company’s executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

        Any stockholder who intends to present a proposal at the 2006 Annual Meeting of stockholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by December 22, 2005. In addition, in the event a stockholder proposal is not received by the Company by April 1, 2006, the Proxy to be solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2006 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

        SEC rules and regulations provide that if the date of the Company’s 2006 Annual Meeting is advanced or delayed more than 30 days from the date of the 2005 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2006 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2006 Annual Meeting. Upon determination by the Company that the date of the 2006 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2005 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        BDO Seidman, LLP, independent registered public accounting firm, was selected by the Board of Directors to serve as the independent registered public accounting firm of the Company for fiscal 2004. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

SOLICITATION OF PROXIES

        It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

        THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2004, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO AUGUST DELUCA, CHIEF FINANCIAL OFFICER, TAG-IT PACIFIC, INC., 21900 BURBANK BOULEVARD, SUITE 270, WOODLAND HILLS, CALIFORNIA 91367.

ON BEHALF OF THE BOARD OF DIRECTORS /s/ August DeLuca ___________________________________ August DeLuca Chief Financial Officer

Tag-It Pacific, Inc.,
21900 Burbank Boulevard, Suite 270,
Woodland Hills, California 91367

April 22, 2005

TAG-IT PACIFIC, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, a stockholder of Tag-It Pacific, Inc., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Colin Dyne and August DeLuca, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on June 14, 2005, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.      To elect the following two nominees as Class II directors:

Jonathan Burstein                             Michael Katz

|_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

|_| WITHHELD for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

        The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated April 22, 2005 and the accompanying Proxy Statement relating to the Annual Meeting.

Dated:___________________________, 2005

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the
name(s) of the Stockholder(s) appearing on the Share
Certificate. If stock is held jointly, all joint owners
should sign. When signing as attorney, executor,
administrator, trustee or guardian, please give full title
as such. If signer is a corporation, please sign the full
corporation name, and give title of signing officer.

|_| Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE